Exhibit 99.1

Contacts:	Tom Rathjen	Stephanie Tomei
	Vice President, Investor Relations	Senior Manager, Marketing Communications
	+1 (408) 789-4458	+1 (408) 789-4234
	trathjen@accuray.com	stomei@accuray.com

Accuray Announces Results for Fourth Quarter and Fiscal Year 2010

Strong CyberKnife® Orders Highlight Quarter and Fiscal Year

SUNNYVALE, Calif., August 31, 2010 — Accuray Incorporated (Nasdaq: ARAY), a global leader in the field of radiosurgery, announced today financial results for the fourth quarter and fiscal year 2010, ended June 30, 2010.

For the fourth quarter of fiscal 2010, Accuray reported total revenue of $61.8 million, a 5.1 percent increase over the fourth quarter of fiscal 2009 total revenue of $58.8 million. For the fiscal year ended June 30, 2010, total revenue was $221.6 million, a twelve million dollar decrease from the $233.6 million in total revenue recorded for fiscal year 2009.

Net income for the fourth quarter of fiscal 2010 was $5.0 million, or $0.08 per diluted share, compared to net income of $1.2 million, or $0.02 per diluted share, during the same period last year. Net income for fiscal year 2010 was $2.8 million or $0.05 per diluted share, compared to net income of $609,000 or $0.01 per diluted share for fiscal year 2009.

During the fourth quarter of fiscal 2010, 16 CyberKnife® Robotic Radiosurgery Systems were added to company backlog, with a total value of $74 million. In addition, new service and other ancillary orders with a value of $18 million were signed.  During the fourth quarter, one order was canceled by a customer and removed from backlog.

Total backlog for the end of the fourth quarter of fiscal 2010 was $374 million, with approximately $132 million associated with CyberKnife System contracts and approximately $242 million associated with services and other recurring revenue.

In the fourth quarter of fiscal 2010, 10 new CyberKnife Systems were installed, making a full year installation total of 31 systems. At the end of the 2010 fiscal year, the worldwide CyberKnife installation base was 206.

“With 16 CyberKnife orders added into backlog, we are pleased to report another strong quarter of continued sales momentum, which has yielded 56 net orders for fiscal 2010,” said Euan Thomson, president and chief executive officer of

Accuray Incorporated.  “Cancer patients worldwide are receiving highly precise, non-invasive, state-of-the-art radiosurgery treatment from an expanding base of installed CyberKnife Systems.”

Accuray’s cash and investment balances at the end of the fourth quarter of 2010 totaled $145.3 million, which includes cash and cash equivalents of $45.4 million, restricted cash of $22,000 and short-term investments of $99.9 million. Not included in the year-end cash and investments balance was $5.9 million, net, of in-transit cash associated with the liquidation of our auction-rate securities on June 30, 2010, which was received on July 1, 2010.

Outlook

The following statement is forward-looking and actual results may differ materially.  During fiscal year 2011 Accuray expects revenue to be in the range of $210 million to $225 million.

Additional Information

Additional information regarding backlog segmentation, which will be discussed during the conference call, is available in the Investor Relations section of the company’s Web site at www.accuray.com.

Earnings Call Open to Investors

Accuray will hold a conference call for financial analysts and investors on Tuesday, August 31, 2010 at 2:00 p.m. PT / 5:00 p.m. ET. The conference call dial-in numbers are 1-866-578-5771 (USA) or 1-617-213-8055 (International), Conference ID:  28021423.  A live webcast of the call will also be available from the Investor Relations section on the company’s Web site at www.accuray.com.  In addition, a recording of the call will be available by calling 1-888-286-8010 (USA) or 1-617-801-6888 (International), Conference ID number: 24002694, beginning at 5:00 p.m. PT / 8:00 p.m. ET, August 31, 2010 and will be available through September 3, 2010. A webcast replay will also be available from the Investor Relations section of the company’s Web site at www.accuray.com from approximately 5:00 p.m. PT / 8:00 p.m. ET today through Accuray’s release of its results for the first quarter of fiscal 2011, ending September 30, 2010.

About the CyberKnife® Robotic Radiosurgery System

The CyberKnife Robotic Radiosurgery System is the world’s only robotic radiosurgery system designed to treat tumors anywhere in the body non-invasively. Using continual image guidance technology and computer controlled robotic mobility, the CyberKnife System automatically tracks, detects and corrects for tumor and patient movement in real-time throughout the treatment. This enables the CyberKnife System to deliver high-dose radiation with pinpoint precision, which minimizes damage to surrounding healthy tissue and eliminates the need for invasive head or body stabilization frames.

About Accuray

Accuray Incorporated (Nasdaq: ARAY), based in Sunnyvale, Calif., is a global leader in the field of radiosurgery dedicated to providing an improved quality of life and a non-surgical treatment option for those diagnosed with cancer. Accuray develops and markets the CyberKnife Robotic Radiosurgery System, which extends the benefits of radiosurgery to include extracranial tumors, including those in the spine, lung, prostate, liver and pancreas. To date, the CyberKnife System has been used to treat more than 95,000 patients worldwide and currently more than 206 systems have been installed in leading hospitals in the Americas, Europe and Asia. For more information, please visit www.accuray.com.

Safe Harbor Statement

This press release contains forward-looking statements, including those concerning Accuray’s expectations about revenue for fiscal year 2011, the portion of revenue attributable to CyberKnife System revenue, gross margin, profitability, customer installation schedules, realization of backlog and service activity. Forward looking statements involve risks and uncertainties that may lead to actual results varying materially from the forward looking statements. Accordingly, investors are cautioned not to place undue reliance on such statements. Many factors could cause actual performance or results to differ materially from these forward looking statements, including, but not limited to the uncertainties associated with the medical device industry; variability of installation and sales cycle including customer financing and construction delays; changes in the regulatory environment, including reimbursement for CyberKnife procedures; market acceptance of products; and the impact of competition. These and other risks are discussed under the heading “Risk Factors” in our report on Form 10-K for the 2010 fiscal year which has been filed with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information.

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Accuray Incorporated

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three months ended		Years ended
	June 30, 2010	June 27, 2009	June 30, 2010	June 27, 2009
Net revenue:
Products	$41,482	$39,495	$141,297	$159,257
Shared ownership program	469	454	1,890	3,651
Services	19,617	18,614	77,504	66,344
Other	220	240	934	4,346
Total net revenue	61,788	58,803	221,625	233,598
Cost of revenue:
Cost of products	18,559	19,010	65,197	68,904
Cost of shared ownership program	142	121	1,019	775
Cost of services	11,873	12,377	50,732	44,591
Cost of other	156	205	659	4,038
Total cost of revenue	30,730	31,713	117,607	118,308
Gross profit	31,058	27,090	104,018	115,290
Operating expenses:
Selling and marketing	8,296	9,870	34,187	45,493
Research and development	8,373	9,185	31,523	35,992
General and administrative	8,393	7,710	35,472	36,223
Total operating expenses	25,062	26,765	101,182	117,708
Income (loss) from operations	5,996	325	2,836	(2,418)
Interest and other income, net	(683)	646	1	3,082
Income before provision for income taxes	5,313	971	2,837	664
Provision (benefit) for income taxes	292	(251)	(4)	55
Net income	$5,021	$1,222	$2,841	$609

Net income per common share, basic and diluted:
Basic	$0.09	$0.02	$0.05	$0.01
Diluted	$0.08	$0.02	$0.05	$0.01

Weighted average common shares outstanding used in computing net income per share:
Basic	58,205	56,238	57,560	55,413
Diluted	60,564	59,324	60,191	58,729

Cost of revenue, selling and marketing, research and development, and general and administrative expenses include stock-based compensation charges as follows:
Cost of revenue	$553	$484	$1,721	$2,285
Selling and marketing	$54	$923	$1,433	$3,441
Research and development	$913	$860	$2,850	$3,190
General and administrative	$889	$1,518	$4,642	$6,545

Accuray Incorporated

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except share amounts)

	June 30,	June 27,
	2010	2009
Assets
Current assets:
Cash and cash equivalents	$45,434	$36,835
Restricted cash	22	527
Short-term marketable securities	99,881	64,634
Accounts receivable, net of allowance for doubtful accounts of $115 at June 30, 2010 and $484 at June 27, 2009	37,955	36,427
Inventories	28,186	28,909
Prepaid expenses and other current assets	19,356	6,186
Deferred cost of revenue—current	7,889	18,984
Total current assets	238,723	192,502
Long-term marketable securities	—	57,252
Property and equipment, net	14,684	15,066
Goodwill	4,495	4,495
Intangible assets, net	388	668
Deferred cost of revenue—noncurrent	3,213	2,933
Other assets	1,681	1,470
Total assets	$263,184	$274,386
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$10,317	$14,941
Accrued expenses	21,455	16,188
Customer advances—current	12,884	13,185
Deferred revenue—current	42,019	68,105
Total current liabilities	86,675	112,419
Long-term liabilities:
Long-term other liabilities	1,059	288
Customer advances—noncurrent	—	—
Deferred revenue—noncurrent	5,374	7,777
Total liabilities	93,108	120,484

Stockholders' equity
Preferred stock, $0.001 par value; authorized: 5,000,000 shares; no shares issued and outstanding.	—	—
Common stock, $0.001 par value; authorized: 100,000,000 shares; issued: 60,666,974 and 58,783,159 shares at June 30, 2010 and June 27, 2009, respectively; outstanding: 58,526,956 and 56,643,529 shares at June 30, 2010 and June 27, 2009, respectively.	59	57
Additional paid-in capital	287,764	273,946
Accumulated other comprehensive income (loss)	(71)	416
Accumulated deficit	(117,676)	(120,517)
Total stockholders' equity	170,076	153,902
Total liabilities and stockholders' equity	$263,184	$274,386